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                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

             Date of Report (Date of earliest event reported):
                               June 15, 1999


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                         Jones Apparel Group, Inc.

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           (Exact name of registrant as specified in its charter)


       Pennsylvania                   1-10746              06-0935166
(State or other jurisdiction (Commission File Number)    (IRS Employer
     of incorporation)                                 Identification No.)

    250 Rittenhouse Circle, Bristol, Pennsylvania        19007
       (Address of principal executive offices)        (Zip Code)

                               (215) 785-4000
                      (Registrant's Telephone Number)

                                    None
       (Former Name, or Former Address, if Changed Since Last Report)


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Item 2. Acquisition or Disposition of Assets.

          On June 15, 1999, Jones Apparel Group, Inc., a Pennsylvania corporation ("Jones Apparel"), and Nine West Group Inc., a Delaware corporation ("Nine West"), consummated a merger (the "Merger") whereby Nine West merged with and into a subsidiary of Jones Apparel pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of March 1, 1999. As a result of the Merger, Nine West has become a subsidiary of Jones Apparel.

          Jones Apparel issued a press release announcing consummation of the Merger on June 15, 1999, a copy of which is attached hereto as Exhibit 99.1.

          Pursuant to the Merger and the other transactions contemplated by the Merger Agreement, each share of Nine West common stock, par value $0.01 per share, was converted into the right to receive 0.5011 of a share of Jones Apparel common stock and $13.00 in cash. Jones Apparel will issue approximately 17,131,112 shares of Jones Apparel common stock in exchange for the shares of Nine West common stock.

Item 7. Financial Statements and Exhibits.

          (c) Exhibits.

          99.1 Press Release dated June 15, 1999, announcing the consummation of the Merger.


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                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  Jones Apparel Group, Inc.



                                  /s/ Wesley R. Card
                                  ---------------------------
                                  Wesley R. Card
                                  Chief Financial Officer


Date: June 15, 1999


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File No. 1-10746

                             INDEX TO EXHIBITS

Exhibit

Exhibit 99.1 Press Release dated June 15, 1999, announcing the consummation of the Merger.